Exhibit 10.20a

AMENDMENT TO
JAMES RIVER COAL COMPANY
ANNUAL INCENTIVE COMPENSATION PLAN

THIS AMENDMENT is made as of the 31st day of December, 2008, by JAMES RIVER COAL COMPANY (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company maintains the James River Coal Company Annual Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to comply with certain provisions of the final regulations under Section 409A of the Code (“Section 409A”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.           The Plan is hereby amended to clarify that all payments will be made no later than March 15 following the end of the Plan Year and to delete the following clause in each place it appears in the Plan:

“or, if later, when the annual audited financial statements are finalized.”

2.           Section 10 is hereby amended to add the following as a new subsection I.:

“I.           SECTION 409A.  This Plan will be construed and administered to preserve the exemption from Section 409A of payments that qualify as short-term deferrals pursuant to Treas. Reg. §1.409A-1(b)(4).”

3.           Except as expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

James River Coal Company

By: /s/ Samuel M. Hopkins II
Name: Samuel M. Hopkins II
Title: Vice President